Exhibit 10.10

Fitzgerald Galloway                           Consulting Services & Acquisitions
         Consulting Business
         ww.fgalloway.com


Consulting Agreement

Name:                      Grant Galloway

Soc. Sec/Fed. ID #:

Telephone:                 858-824-9062

Email:                     GRANT@FITZGERALDGALLOWAY.COM

This Consulting Agreement is made as of the 21st day of August 2003 between SITI-SLS INTL INC (President John Gott and Grant Galloway (the "Consultant"), having his principal place of business at 3258 Via Marin Private Street, La Jolla, California 92037.

The parties agree as follows:

I.       Consulting Services and Reporting

Consultant shall perform the following tasks under the Agreement:

Identify private or public companies for merger and/or acquisition with or by SITI-SLS INTL INC Set up initial meetings between SITI-SLS INTL INC management and such companies. Consultant will develop new and use existing network of investor, consultant and company contacts to identify potential corporate merger and acquisition candidates or potential business partners.

Consultant shall report directly to John Gott or his/her authorized designee.


II.      Compensation and Expenses


         A. Consultant will receive 10,000.00 (Ten thousand dollars US)..

              1) Due at signing of contract.

         B. Consultant will be responsible for all costs and expenses incurred by Consultant in performing services under the Agreement. Exceptions may be made for particular expenses only if Company agrees in advance, in writing, to reimburse Consultant for such expense.
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III.     Relationship of the Parties

Consultant's relationship with the Company is that on an independent contractor. Consultant has no authority to create any obligations for company by contract or otherwise. Consultant will not be entitled to any employee benefits. Consultant will be solely responsible for paying all taxes and insurance due with respect to Consultant's compensation; unless Company's determines that such deductions may be required by law.

IV.      Term

This Agreement shall expire on 9/22/03. In addition, either party may terminate Consultant's services under this Agreement at any time, with or without cause, on not less than ten (10) days prior written notice. Sections V to VIII of this Agreement will remain in effect for five (5) years following completion of Consultant's services hereunder of five (5) years from the date of termination, whichever is later.

V.       Confidentiality

     a.  Company Information
         Company will, at all times, while carrying out consulting services for Company and thereafter, hold in strictest confidence, and not copy, use, or disclose to any person or entity (consistent with Company's instructions, or otherwise with Company's written consent) any trade secrets or confidential or proprietary information of any sort, including information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, databases, other original works of authorship, customer lists, business plans financial information or other subject matter pertaining to any business of Company or any persons or entities with which it does business.

     b.  Former Employer Information
         Consultant will not use or disclose any confidential or proprietary information or trade secrets of former or concurrent clients or employer, and will not bring on to the premises of Company any unpublished document or any property belonging to former or concurrent clients or employers, without the written consent of such clients or employers.

     c.  Third Party Information
         Company has received and will receive from third parties their confidential or proprietary information subject to a duty on Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant will hold all such confidential or proprietary information in the strictest confidence and not copy, use, or disclose to any person or entity except as consistent with Company's agreement with such third party. Consultant warrants that the execution and performance of this Agreement will not cause Consultant to be in breach of any employment or other obligation.

     d.  Return of Documents
         Upon completion or termination of Consultant's services for Company, or earlier at Company's request, Consultant will return to Company all documents and other materials containing confidential or proprietary information belonging to Company or to third parties doing business with Company.
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     e.  Employees and Agents of Consultant
         Each of Consultant's employees, agents, contractors, consultants, partners or other persons, if any, who assist Consultant in the performance of services for company, shall have signed an agreement binding them to substantially the same obligations as are set forth in Sections V and VI of this Agreement.

VI.      Inventions

     a.  Assignment of Intellectual Property Rights
         Consultant hereby assigns and transfers to Company Consultant's entire right, title and interest in and to all inventions, original works of authorship, developments, improvements, ideas, discoveries, copyrights, mask work rights and trade secrets (collectively, "Intellectual Property Rights") made, conceived, developed or reduced to practice by Consultant's services to Company, or which resulted from or were suggested by services performed by Consultant for Company. At Company's request, Consultant will promptly execute any additional documents necessary or desirable to establish Company's rights with respect to any Intellectual Property Rights assigned hereunder.

     b.  Rights Reserved to Consultant
         Attached to this Agreement as Exhibit A is a list describing all Intellectual Property Rights owned by Consultant prior to the performance of Consultant's services for Company which relate to Company's proposed business and products and which are not assigned to Company. If no such list is attached, Consultant represents that there are no such Intellectual Property Rights.

     c.  Maintenance of Records
         Consultant will maintain adequate and current written records of all inventions and original works of authorship made by Consultant (solely or jointly with others) during the course of Consultant's services to Company. The records will be in the form of notes, sketches, drawings and any other format that may be specified by Company. The records will be available to and remain the sole property of Company at all times.

     d.  Obtaining Patents, Copyrights and Mask Work Rights
         Consultant will assist Company or its nominee in every reasonable way, during and at any time after the performance of Consultants services, to obtain United States and foreign patents, copyrights and mask work rights covering the Intellectual Property Rights assigned hereunder. In this connection, Consultant will execute any applications or other documents, testify at any hearing or litigation which may arise, provide Company any information known to Consultant which may be pertinent as prior art to patent applications or which may be pertinent for describing the best mode for practicing said Intellectual Property Rights (Company may disclose such information in patent applications as it deems necessary), and perform such other lawful acts as may be reasonably requested by Company. Company will pay all expenses related to such efforts and will compensate Consultant at a reasonable rate for time actually spent by Consultant at Company's request of such assistance.

         If Company is unable because of Consultant's mental or physical incapacity or for any other reason to secure Consultant's signature to apply for or to pursue any application for any United State or foreign patents, copyrights or mask work rights covering the Intellectual Property Rights, then Consultant hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Consultant's agent and attorney in fact, to act for and in Consultant's behalf and to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of such patents, copyrights and mask work rights with the same legal force and effect as if executed by Consultant.

     e.  Exception to Assignments
         The provisions of this Agreement requiring assignment to company do not apply to any invention (i) made by Consultant entirely on Consultant's own time without using Company's equipment, supplies, facilities or trade secret information, and (ii) which does not relate at the time of the conception or reduction to practice of the invention to Company's business or to its actual or demonstrably anticipated research or development, and (iii) which does not result from any work performed by Consultant for Company. Consultant will advise Company promptly in writing of any invention, original works of authorship, development or trade secret that Consultant believes is protected under this section VI(e) and will at that time provide to Company in writing all evidence necessary to substantiate that belief. Company will keep in confidence any confidential information so disclosed which relates to inventions protected under this Section. Company need not treat any such disclosed information as confidential if it has previously been known to Company, or if at the time of disclosure or thereafter the information is disclosed in patents or other publications, imparted to Company by third parties having lawful possession of the same, or is publicly known to the trade to which the information relates.

VII.     Legal Restraints

         In the event of a breach or threatened breach by Company of the provisions of this Agreement, Consultant will be entitled to an injunction restraining Company from violating the terms hereof. Nothing in this Agreement will restrict Consultant from pursuing any other remedies available to it for such breach or threatened breach, including recovery of damages.

VIII.    General Provisions

     a.  Notice
         Any notice given in connection with this Agreement must be in writing. Notice will be deemed given and effective on the third business day following the date it is deposited, postage prepaid, in the United States mail directed to the individual who signed this Agreement, at the address set forth on the first page of this Agreement or to such other address as specified, by giving notice as herein provided. Notice given in any other fashion must be in writing and will be deemed given and effective when actually received.

     b.  Governing Law
         This Agreement will be governed by the laws of the State of California as applied to agreements made and performed in California by residents of California.

     c.  Entire Agreement
         This Agreement sets forth the entire agreement and understanding between the parties and supersedes all prior and contemporaneous agreements and understandings, written or oral, on the subject matter hereof. No modification or amendment of this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged.

     d.  Disputes
         In the event any dispute should arise between the parties with respect to the performance of either of them hereunder, the prevailing party will be entitled to reasonable attorney's fees.

     e.  Severability
         If one or more of the provisions in this Agreement are held ineffective, unenforceable, or illegal for any reason, then the remaining provisions will continue in full force and effect.

     f.  Successors and Assigns
         This Agreement may not be assigned by Consultant. This Agreement will be binding upon Consultant's heirs, executors, administrators, and other legal representatives and will be for the benefits of the Company, its successors and its assigns.

     g.  Paragraph Headings
         Paragraph headings, titles or captions contained herein are inserted as a matter of convenience and for reference only, and in no way define, limit, extend, or otherwise describe the scope of this Agreement nor the intent of any provision thereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and to be effective as of the Effective Date set forth on the first page hereof.

Consultant:                                        SITI - SLS INTL INC

/s/ Grant Galloway                                 By: /s/ John M. Gott, Pres.
-----------------------                               --------------------------
Signature                                             Signature

Grant F. Galloway                                    John M. Gott
----------------------                               --------------------------
Name (please print)                                  Name (please print)

8-21-03                                              8/21/03
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Date                                                 Date